                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                          TAPISTRON INTERNATIONAL, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                          TAPISTRON INTERNATIONAL, INC.
                              6203 Alabama Highway
                                 P. O. Box 1067
                             Ringgold, Georgia 30736

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 JANUARY 9, 2001

--------------------------------------------------------------------------------
To the Shareholders of Tapistron International, Inc.:



You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Tapistron International, Inc. (the "Company"), which will be held on January 9, 2001, at 1:30 p.m., local time, at the Northwest Georgia Trade and Convention Center in Dalton, Georgia for the following purposes:


1.   To elect one (1) director to fill vacancy in Class of 2002.

2. To elect three (3) directors to serve a three-year term or until their successors have been duly elected and qualified.

3. To ratify the selection of Barfield, Murphy, Shank & Smith, PC, as the Company's independent public auditors for fiscal year 2001.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Detailed information relating to the Company's activities and operating performance during the fiscal year ended July 31, 2000, is contained in the Annual Report on Form 10-K of the Company, which is being mailed to you with this Proxy Statement, but is not a part of the proxy soliciting material. If you do not receive or have access to the 2000 Annual Report, please notify Floyd S. Koegler, Jr., Chief Financial Officer, Tapistron International, Inc. 6203 Alabama Highway, P. O. Box 1067, Ringgold, Georgia 30736-1067, (706) 965-9300.

The close of business on November 3, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2000 Annual Shareholders' Meeting. The stock transfer books of the Company will not be closed.

                        By Order of the Board of Directors




                        /s/ Reg Burnett
                        ------------------------
                        Reg Burnett
                        Chairman of the Board

December 1, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE STAMPED ENVELOPE PROVIDED. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                          TAPISTRON INTERNATIONAL, INC.

                              6203 Alabama Highway
                                 P. O. Box 1067
                             Ringgold, Georgia 30736

                                 PROXY STATEMENT
                                       For
                         Annual Meeting of Shareholders
                           To be Held January 9, 2001

This statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "2000 Annual Meeting") of the Company to be held on January 9, 2001, at 1:30 p.m., local time, at the Northwest Georgia Trade & Convention Center, Dalton, Georgia, and at any adjournment or adjournments thereof.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of soliciting these proxies will be borne by the Company. In addition to being solicited through the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Company who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses in such connection.

It is expected that this Proxy Statement and the accompanying form of proxy will first be sent to shareholders on or about December 1, 2000.

At the 2000 Annual Meeting, the shareholders will vote to elect a director to fill a vacancy in Class of 2002, elect three directors to the Class of 2003, and ratify the Board of Directors' selection of the Company's independent auditors for fiscal year 2001.

The affirmative vote of a plurality of the shares present or represented at the meeting, if a quorum exists, is required to elect the directors and to ratify the Board of Directors' selection of the Company's independent auditors for the fiscal year 2001. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the 2000 Annual Meeting is necessary to constitute a quorum.

Shareholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholders' directions. If no directions are given, proxies will be voted FOR the election of the nominees named herein as directors, and FOR the ratification of the authority of the Board of Directors' selection of the Company's independent auditors for the fiscal year 2001.

The Board of Directors knows of no other business to be presented at the 2000 Annual Meeting. If any other business is properly presented, the person named in the enclosed proxy will use his discretion in voting the shares. The proxy may be revoked at any time prior to the voting thereof by written request to the Company at 6203 Alabama Highway, P.O. Box 1067, Ringgold, Georgia 30736-1067,
Attention: Floyd S. Koegler, Jr., CFO. The proxy may also be revoked by submission to the Company of a more recently dated proxy. The giving of the proxy will not affect the right of a shareholder to attend the 2000 Annual Meeting and vote in person.


                          Outstanding Voting Securities

Only shareholders of record on November 3, 2000 are entitled to notice of and to vote at the 2000 Annual Meeting. On that date there were 37,551,494 shares of common stock issued and outstanding. The holder of each share of common stock is entitled to one vote on all matters submitted before the 2000 Annual Meeting or any adjournments of the 2000 Annual Meeting.

                 Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of Company common stock by (i) each person known by the Company to beneficially own more than 5% of the Company's shares; (ii) directors and persons nominated to become directors of the Company and executive officers; and (iii) directors and executive officers of the Company as a group, all as of November 3, 2000.

                                                                                                    Percentage
        Name and Address of Beneficial Owner (a)              Shares Beneficially Owned              Ownership
        ----------------------------------------              -------------------------              ---------
        (i)   Tristram Colket (b).....................                 3,333,333                       8.9%

        (ii)  Reg Burnett (c).........................                 1,333,500                       3.6%
              Henry Christopher (d)(j)................                   200,000                       0.5%
              Bruce C. Elliston (e)...................                   365,600                       1.0%
              Jack F. Godfrey.........................                    20,000                       0.1%
              Peter Greenberg (f).....................                   619,706                       1.6%
              Rodney C. Hardeman, Jr. (g).............                   378,333                       1.0%
              Douglas H. Hoskins......................                         0                       0.0%
              Floyd S. Koegler, Jr. (h)...............                   351,667                       0.9%
              Thomas L. Rennie........................                    94,513                       0.3%

        (iii) Group (nine persons) (i)................                 3,363,319                       9.0%

-----------------

(a) Addresses are shown only for the beneficial owners of at least five-percent of the class of security shown.

(b) The address of the shareholder is 6022 West Chester Pike, New Town Square, Pennsylvania 19073.

(c) Includes 666,750 shares owned by RBI International Carpet Consultants of which Mr. Burnett is the majority owner.

(d) Includes 100,000 shares, which may be acquired upon the exercise of options granted under the 1992 Stock Option Plan and 90,000 shares purchased for the benefit of Mr. Christopher from the Davenport Trust.

(e) Includes 326,000 shares, which may be acquired upon the exercise of options granted under the 1992 Stock Option Plan.

(f)  Includes 13,000 shares owned by Mr. Greenberg's wife.

(g) Includes 333,333 shares, which may be acquired upon the exercise of options granted under the 1992 Stock Option Plan.

(h) Includes 166,667 shares, which may be acquired upon the exercise of options granted under the 1992 Stock Option Plan.

(i) Includes 926,000 shares, which may be acquired upon the exercise of options under the 1992 Stock Option Plan and 90,000 shares, which may be acquired as allotted "purchased share" (j).

(j) During the Company's successful reorganization, the Company determined to reward the employees of the Company who were employed during the period of reorganization and the Board of Directors authorized two Board members, Gary L. Coulter and J. Darwin Poe, who then served as the Secretary and President, respectively, of the Company to negotiate the purchase of 1,000,000 shares of Tapistron common stock at a purchase price of 15 cents per share from the Lanier M. Davenport, Sr. Family Trust, the "Trust". This authorization, however, is not reflected in the minutes of Board actions taken during this time period. To finance the purchase price, Messrs. Coulter and Poe executed and delivered a Secured, Non-recourse Promissory Note and Stock Pledge Agreement, in the aggregate the "Financing Documents", with the Trust and financed the entire purchase price.

Although Messrs. Coulter and Poe executed the Financing Documents as "Trustees" and the shares purchased from the Trust were issued to Messrs. Coulter and Poe as "Trustees," there was no written trust agreement other than a list of the 26 employees of the Company who were employed during the Reorganization and hand written notes of the number of shares for each employee.

The intent of the purchase of the shares from the Trust as explained to the Board of Directors was to grant a stock bonus of 10,000 shares each to the 26 employees who remained employed by the Company during its Reorganization, when the shares were fully paid for and released from the security interest in favor of the Trust under the Financing Documents. The balance of the shares were to be offered to 11 employees whose efforts contributed to the successful reorganization of the Company, in the opinion of Messrs. Coulter and Poe, at the same price and on the same conditions as the shares were purchased from the Trust.

There are, however, no records of the Board taking any action to memorialize or ratify the intended plan of distribution for the shares purchased from the Trust.

In September 1998, the Company made the payment of the first installment due to the Trust under the Financing Documents. Although the Board of Directors was briefed and informally approved the payment of the first installment, no formal authority was requested through an oversight.

On September 16, 1999, the Board of Directors approved the payment of the final installment due the Trust and the grant of 10,000 shares to each of the 26 employees, who were employed during the period of the Reorganization, in the aggregate, the "Grant Shares", and the Board also approved the offer of the remaining 740,000 shares purchased form the Trust, the "Purchased Shares," to the persons allotted as follows:

                  Name                      Shares
                  ----                      ------
                  Kim Amos                  115,000
                  Joe Barker                 90,000
                  Henry Christopher          90,000
                  Brenda Cooper              30,000
                  Roger Ensley               30,000
                  Shelly Garner              30,000
                  Floyd Koegler             175,000
                  Ronnie McGregor            30,000
                  Jerry Ricketts             30,000
                  John Samilo                90,000
                  Yvonne Walko               30,000

         The Company finalized the delivery of the Grant Shares to the 26 employees during the quarter ending April 30, 2000. The balance of the shares purchased from the Trust has been offered to the 11 persons on the list at the price purchased, and the Company will take no charge from that offer. A number of persons have purchased their allotted shares. To the extent that the persons who have the right to purchase shares do not consummate their full purchase allotment those shares will be held by the Company as treasury stock.

                              ELECTION OF DIRECTORS

Board of Directors

         The Board of Directors is divided into three classes, each class to be elected for three-year terms. The Board of Directors has nominated one person to fill vacancy in Class 2002 and three persons to serve until the 2003 Annual Meeting or until their successors are duly elected and qualified. It is intended that the accompanying proxy will be voted for the election, as directors, of the persons named below. If any nominee should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute designated by the Board of Directors; provided, however, that the proxies may not be voted for more than four nominees to the Board of Directors at the 2000 Annual Meeting. The election of a director requires the affirmative vote of a plurality of shares present or represented at the meeting.

                                    (ITEM 1)

                    NOMINEE FOR ELECTION - TERM EXPIRING 2002


Reg Burnett                                               Nominee
                                                          Age 66

         Reg Burnett has served as a Director since January 1998. He is the founder of RBI International Carpet Consultants, which was originated in 1967, and continues to serve as the President and Senior Consultant. Since 1981, Mr. Burnett has also served on the board of directors for two banks. He was educated at Bradford Textile College, now a division of Leeds University. He is recognized throughout the world as one of the most knowledgeable individuals in the carpet industry. Mr. Burnett has lectured on all aspects of carpet fibers, carpet yarn spinning, and the carpet industry in general at North Carolina State University; Auburn University; Kidderminster College, England; Intercarpet in Austria; TIFCON in Blackpool, England; The Japanese Carpet Institute; The Australian Carpet Institute in China and at many other carpet conventions and technical conferences throughout the world.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF THE NOMINEE TO SERVE UNTIL THE 2002 ANNUAL MEETING:


                                    (ITEM 2)

                   NOMINEES FOR ELECTION - TERM EXPIRING 2003

Rodney C. Hardeman, Jr.                                   Nominee
                                                          Age 54

         Rodney C. Hardeman, Jr. has served as a Director since January 1998. Mr. Hardeman became President & Chief Executive Officer on February 28, 2000. From 1982 to present, Mr. Hardeman is a director of Roga International - Division of EX-IM Marketing International, Inc. an international marketing business. He received his degree in Business from Shorter College, Rome Georgia. Since 1991, he has served as a member of the Board for Shorter College and is also a board member for Admiral Travel, Inc., Atlanta, Georgia. Since 1994, Mr. Hardeman has served as a partner in the Chattanooga firm of Manner Technologies, L.L.C. and Vice President of Redux and Again, Inc., Rome, Georgia. Mr. Hardeman specializes in International Sales and Marketing.

Douglas H. Hoskins                                        Nominee
                                                          Age 65

         Mr. Hoskins recently retired after 25 years as Controller and an officer of Shaw Industries, Inc., the world's largest carpet manufacturer. He received a Bachelor of Science degree in Business Administration from the University of Tennessee in 1965 with a major in accounting. After graduation, he joined the accounting firm of Arthur Andersen, LLP in Atlanta, Georgia where he was a commercial audit manager. Mr. Hoskins is a CPA in Georgia and Tennessee. Mr. Hoskins has served on the Boards of Big Brothers Big Sisters, The Salvation Army, Life Ministries, Inc., Fellowship of Christian Athletes, and the Carpet and Rug Institute Financial Officers' Council. Mr. Hoskins is also a member and trustee of Grace Presbyterian Church, Dalton, Georgia and is a member of Rotary International with recognition as a Paul Harris and Will Watt Fellow.

Thomas L. Rennie                                          Nominee
                                                          Age 62

         Mr. Rennie was educated in England at the Royal College of Advanced Technology, now Salford University, majoring in Pure and Applied Chemistry. He has over 35 years experience in the International Carpet Industry with senior executive responsibilities in the USA, Canada and Europe. He has worked for ICI, Union Carbide and BASF. His work experience includes R&D, Technical Service, Sales, Market Research, New Product Introduction, Marketing, Business Management and Team Leadership. As an Industry Consultant since 1997, he has had leadership responsibility in development, marketing strategies, directing the business, and sales of Shell Chemical Company's new Corterra(R) polymer into the Global Carpet Market.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF THE THREE NOMINEES TO SERVE UNTIL THE 2003 ANNUAL MEETING:



                      INCUMBENT DIRECTOR TERM EXPIRING 2002

Peter Greenberg                                           Director since 2000
                                                          Age 37

         Mr. Greenberg joined the company's board of directors as of January 2000 to serve a term of three years. He is a graduate from the University of Florida in 1985 with a Bachelor's Degree in Finance. He has had a diversified work experience, which includes ownership in both manufacturing and sales businesses. Between 1985 and 1996, Mr. Greenberg had been a self-employed investor specializing in equity markets and foreclosure real estate. Currently, he is engaged in the hospitality industry and owns and operates the Morrison House in Alexandria, Virginia. He is also a partner in Vacation Time, which is a private corporation focused upon resort development and time-shares sales and marketing. Mr. Greenberg serves as Chairman of the Alexandria Convention and Visitors Association.

                    INCUMBENT DIRECTORS - TERM EXPIRING 2001

Henry B. Christopher                                      Director since 1998
                                                          Age 65

         Henry Christopher has served as a Director since his retirement from the Company in July 1998. He has been associated with the Company for the past six years, most recently as Vice President of Operations. Prior to joining the Company, he managed his own company, Oxford Textile Mills, Inc. and was a pioneer in the development of fabricated area rugs. He is a native of Dalton, Georgia and has spent his entire career in the tufted carpet industry. Mr. Christopher is a graduate of Georgia Tech with a degree in Textiles.

Jack F. Godfrey                                           Director since 1999
                                                          Age 60

         Jack Godfrey joined the Company's Board of Directors as of January 7, 1999 to serve a term of three years. Mr. Godfrey is currently President of Wayn-Tex, Inc. in Waynesboro, Virginia with offices in Dalton, Georgia. Prior to joining Wayn-Tex, Mr. Godfrey worked for Amoco Fabrics and Floor Covering Division from 1969 to 1997 as a Vice President and General Manager. He has numerous patents filed and assigned to Amoco during his tenure with the company. He is a graduate of Georgia Tech with a degree in mechanical engineering and a MBA from Valdosta State College. He has been recognized as a distinguished engineer from Georgia Institute of Technology. He has served on the board of directors for the Carpet & Rug Institute and the Floor Covering Marketing and Manufacturing Association

                                 OTHER OFFICERS

Bruce C. Elliston                                         Age 52

         Bruce C. Elliston joined the Company's staff as Executive Vice-President as of March 15, 2000. Mr. Elliston is a veteran of 27 years in the carpet industry. Until recently, he was responsible for BASF's worldwide Commercial Carpet Yarn business. He has broad experience with BASF in product marketing working with carpet mills, architects and designers, and commercial carpet specifiers and end-users. He is a graduate of Georgia Tech with a degree in industrial management and received his MBA from Georgia State University with a major in finance. Mr. Elliston serves on the board of directors of the Northwest Georgia United Way and the Dalton State College Foundation.

Floyd S. Koegler, Jr.                                     Age 57

         Floyd S. Koegler, Jr. has served as Vice President Finance and Chief Financial Officer for the Company since September 1996. He is a Certified Public Accountant with a MBA from Brenau University in Gainesville, Georgia. He has an extensive background in corporate finance, which includes auditing and financial information analysis for Aladdin Mills, a carpet manufacturer, from 1994 until joining Tapistron. From 1990 to 1994, Mr. Koegler held controller positions at Crown America/Texture-Tex, Inc., a carpet yarn manufacturer, and Citizens Federal Savings and Loan. In addition, he served as CFO of the fiber spinning operations of Integrated Products, Inc. in Rome, Georgia, and he was a cost analyst for dyes and chemicals for American Emulsions and Coronet Industries.

         There are no arrangements or understandings known to the Company between any of the Directors or executive officers of the Company and any other person, pursuant to which any of such persons was or is to be selected as Director or an executive officer. There are no family relationships between any Director or executive officer of the Company. Directors hold office until the expiration of their respective terms or until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

                         Meetings of Board of Directors

         During the fiscal year ended July 31, 2000, the Company's Board of Directors met four times. All of the Company's directors attended at least 75% of such meetings.

                      Committees of the Board of Directors

         The Company Board of Directors, the "Board" has established an Audit Committee and a Compensation Committee.

         The duties of the Audit Committee are to recommend to the Board the selection of independent certified public accountants to audit annually the books and records of the Company, to review the activities and the reports of the independent certified public accountants, and to report the results of such review to the Board. The Audit Committee also monitors the activities of the Company's audit staff and the adequacy of the Company's internal controls. The members of the standing Audit Committee are Messrs. Henry B. Christopher and Jack F. Godfrey. The Audit Committee met two times during fiscal 2000.

         The duties of the Compensation Committee are to make recommendations and reports to the Board with respect to the salaries, bonuses and other compensation to be paid to the Company's officers and to administer all plans relating to the compensation of such officers. The members of the standing Compensation Committee are Messrs. Reg Burnett and Peter Greenberg. The Compensation Committee met one time during fiscal 2000.

                      Report of the Compensation Committee

         The Compensation Committee is comprised of two non-employee directors. The primary function of the Compensation Committee is to make recommendations and reports to the Board of Directors with respect to salaries, bonuses and other compensation to be paid to the Company's officers and to administer all plans relating to the compensation of such officers.

         The Company's total compensation structure is comprised of annual base salary, annual cash bonus, and long term equity based compensation grated pursuant to the 1992 Stock Option Plan. The Company's overall compensation program has been designed to attract and retain key executives and to provide appropriate incentives to these executives to maximize the Company's long term financial results for the benefit of the stockholders. Individual compensation levels are based not only upon the relative success of the Company, but also upon the duties and responsibilities assumed by each officer, their attainment of individual and company goals, and their participation and contribution to specific Company projects.

         The salary levels for the Company's executive officers for fiscal 2000 including the salary of Mr. Hardeman, as Chief Executive Officer of the Company, were based upon the salary levels paid by other similarly situated companies, as well as upon individual performance and responsibility.

                                 The Compensation Committee:

                                 Reg Burnett

                                 Peter Greenberg

                              Director Compensation

         Directors may receive $100 per attendance for their services at board meetings of the Company as directors, which defrays personal expenses incurred in attending board meetings.

                             Executive Compensation

         The following table shows the aggregate cash compensation paid during the fiscal year ended July 31, 2000, 1999 and 1998 to the Company's Chief Executive Officer and Chief Financial Officer. No other executive officers of the Company received cash compensation in excess of $100,000 in fiscal 2000. Mr. Poe's compensation is also discussed, since he served as Chief Executive Officer until his death in February 1999.

                           Summary Compensation Table

                                                                                     Long Term
                                                                                    Compensation
                                                       Annual Compenstion          --------------
                                                    ------------------------         Securities
                                     Fiscal                                          Underlying           All Other
Name & Position                       Year           Salary          Bonus             Options          Compensation
---------------                      ------         --------       ---------       --------------       ------------
Rodney C. Hardeman, Jr.               2000          $155,865             $0                  0               $0
President &                           1999           102,492              0            333,333                0
Chief Executive Officer (1)           1998                 0              0                  0                0

Floyd S. Koegler, Jr.                 2000          $135,000             $0                  0               $0
Chief Financial Officer               1999           130,000              0            166,667                0
                                      1998           131,000              0                  0                0

J. Darwin Poe                         2000                $0             $0                  0               $0
President & Chief Executive           1999           126,984         61,568                  0                0
Officer (Until February 27,           1998           196,004              0                  0                0
1999)(1)

(1) Mr. Hardeman was appointed President and Chief Executive Officer of the Company on February 28, 1999, following the death of Mr. Poe on February 27, 1999, and such events are reflected in the compensation amounts disclosed for 1999. Mr. Hardeman had served as Executive Vice President of the Company since August 17, 1998.

         The following table sets forth information concerning the aggregate number of options held and the value of unexercised "in-the-money" options held at July 31, 2000 (the difference between the aggregate exercise price of all such options held and the market value of the shares covered by such options at July 31, 2000). No options held by the Named Officers were exercised in Fiscal 2000.

                           2000 Year-end Option Values

                                  Options Exercised                                Options Value at July 31, 2000
                                  -----------------                                -------------------------------
                                                                        Number of Shares                Value of Unexercised
                                                                        Underlying Unexercised          In-the-Money
                           Number of               Value                Options at                      Options at
                           Shares                  Realized             July 31, 2000                   July 31, 2000
                           Acquired on             Upon                 Exercisable/                    Exercisable/
                           Exercise                Exercise             Unexercisable                   Unexercisable
                           --------------------------------             ----------------------------------------------------
Name
----
Rodney C. Hardeman, Jr.       0                      $0                 333,333 / 333,333                  $0 /$0
Floyd S. Koegler, Jr.         0                      $0                 166,667 / 166,667                  $0 /$0

                                Performance Graph


         The following graph compares the percentage change in the Company's cumulative total shareholder return with returns based on the NASDAQ Stock Market (U. S. companies) Index and a peer group index, consisting of companies reporting under the Standard Industrial Classification Code 355 (Special Industry Machinery, Except Metalworking Machinery). Data for Tapistron International, Inc. from 8/30/1996 to 7/30/2000 was provided by Tapistron.


                Comparison of Five-Year Cumulative Total Returns
                              Performance Graph for
                          TAPISTRON INTERNATIONAL, INC.
               Produced on 10/30/2000 including data to 7/31/2000.



                                 [Graph omitted]


                                     Legend



Symbol         CRSP Total Returns Index for:               7/1995     7/1996      7/1997     7/1998    7/1999     7/2000
------         -----------------------------               ------     ------      ------     ------    ------     ------
________       TAPISTRON INTERNATIOAL, INC.                100.0       13.6         21.6       22.5      10.2       11.4
_ _ _ _.       NASDAQ Stock Market (US Companies)          100.0      109.0        160.8      189.2     270.4      385.0
--------       NASDAQ Stocks (SIC 3550-3559 US             100.0       52.0        142.3       91.7     172.5      348.9
               Companies) Special Industry Machinery,
               Except Metalworking Machinery


Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval based on the fiscal year - end, is not a trading day, the preceding trading day is used.

D.   The index level for all series was set to $100.0 on 7/31/1995.

                 Certain Relationships and Related Transactions

         All transactions involving related parties must be approved by a majority of the disinterested members of the Company's Board of Directors. The Company has, and expects to have, transactions in the ordinary course of its business with Directors and Executive Officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such Directors or Executive officers have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.

         During the year ended July 31, 2000, the Company borrowed amounts totaling $450,000 from RBI International Carpet Consultants, Inc., a company of which Mr. Burnett is majority stockholder. As of July 31, 2000, an amount of $250,000 was still outstanding.

         During the year ended July 31, 2000, the Company paid $36,211 for consulting services to Oxford Textile Mills, Inc., a company that is owned by a Mr. Christopher, a director of the Company.

         During the year ended July 31, 2000, the Company borrowed amounts totaling $15,000 from an officer of the Company. The entire loan was paid back within the year.

                 Changes in Registrant's Certifying Accountants

         During 2000, the Board of Directors of the Company, upon recommendation of the Audit Committee, authorized the Audit Committee to:

         (a) Dismiss Dudley, Hopton-Jones, Sims & Freeman PLLP ("DHJ") as the Company's independent auditors, effective upon the Audit Committee's notification of DHJ of such dismissal.

         (b) Engage Barfield, Murphy, Shank & Smith PC ("BMSS") as the Company's independent Auditors for the fiscal year ending July 31, 2000.

         By a current report on Form 8-K filed on May 22, 2000 in connection with DHJ's dismissal, the Company reported that to the best of Tapistron International, Inc.'s knowledge no information needs to be reported in regard to the former accountant advising us as to: a) internal control problems that would preclude us from developing reliable financial statements, b) information which precludes it from continuing to rely on management's representations or has made it unwilling to be associated with our financial statements, c) the need to expand significantly the scope of the audit or information that, if further investigated, may materially impact either previously issued financial statements o r the financial statements issued or to be issued covering the fiscal period subsequent to the financial statements for the period ended July 31, 1999, d) information the former accountant has concluded will materially impact the fairness or reliability of a previously issued financial statement or audit report, or financial statements issued or to be issued covering the fiscal period subsequent to the financial statements for the period ended July 31, 1999.

         On May 26, 2000, the Audit Committee engaged BMSS as the Company's independent auditors, subject to normal client acceptance procedures. This process was completed and engagement commenced on July 31, 2000. During the two most recent fiscal years, and during the subsequent interim period preceding the decision to change independent accountants, neither the Company nor anyone on its behalf consulted BMSS regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements and neither a written report nor oral advice was provided to the Company by BMSS with respect to any such consultation.

                                    (ITEM 3)

             Ratification of Selection of 2001 Independent Auditors

         The Board of Directors has selected the Company's independent auditors for the year 2001, subject to approval by the shareholders not later than the date of the 2000 Annual Meeting. Barfield, Murphy, Shank & Smith, PC served as independent auditors of the Company for the year ended July 31, 2000. Representatives of the firm will be present at the 2000 Annual Meeting, have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

         The affirmative vote of the holders of a plurality of the outstanding shares of common stock entitled to vote at the Meeting is required to ratify the selection of the Company's independent auditors for the year 2001.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR 2001.


            Compliance with Section 16(a) of the Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and 10% or greater shareholders of the Company ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and reports of changes in ownership of equity securities of the Company (Form 4 and Form 5). To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that certain reports were not required, during the fiscal year ended July 31, 2000, the Reporting Persons have complied with all applicable Section 16(a) filing requirements.


       Shareholders' Proposals for 2001 Annual Meeting to be Held in 2002

Shareholders' proposals intended to be presented at the 2001 Annual Meeting of Shareholders to be held in 2002 must be received by the Company no later than August 7, 2001 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                                  Other Matters

         The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies in accordance with his best judgment.

         Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the 2000 Annual Meeting, the Company, without charge, will provide a complete copy of its Annual Report on Form 10-K for the year ended July 31, 2000, as filed with the Securities and Exchange Commission. Requests should be directed to Floyd S. Koegler, Jr., CFO, Tapistron International, Inc., 6203 Alabama Highway, P.O. Box 1067, Ringgold, Georgia 30736, which is the address of the Company's principal executive offices.



                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      /s/ Reg Burnett
                                      -----------------------
                                      Reg Burnett
                                      Chairman of the Board

Ringgold, Georgia

December 1, 2000